UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report : October 14, 2008

Botetourt Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-49787	54-1867438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19747 Main Street Buchanan, Virginia	24066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 540-591-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 14, 2008, Registrar and Transfer Company was appointed Botetourt Bankshares, Inc.’s (the “Company”) stock registrar and transfer agent. Immediately, Registrar and Transfer Company will keep a copy of the Company’s stock books and also process all transfers of Company stock. Registrar and Transfer Company handles these functions for many community banks around the country.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

To accommodate the appointment disclosed in Item 8.01 above, the Company’s Bylaws were amended on September 25, 2008. This amendment specifically permits the designation of a transfer agent to perform activities of the Company’s stock transfer books.

On the same date, the Bylaws were also amended to fix the number of directors at nine, from the stated range of a minimum of six and maximum of ten. Additionally, the Bylaws were amended to change the mandatory retirement age for the Board of Directors from age 75, irrespective of the director’s classified board term, to the following language, which allows for the director’s mandatory retirement to coincide with classified board terms. No director shall be eligible for election or re-election to the Board of Directors who has reached the age of 72 years on or before the election of directors by the shareholders at the annual meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 3.2	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Botetourt Bankshares, Inc.

/s/ H. Watts Steger, III
Chairman & CEO

/s/ Michelle A. Alexander
Date: October 14, 2008	Chief Financial Officer

Exhibit Index

Exhibit Number

3.2	Amended and Restated Bylaws